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                                                                   EXHIBIT 99.11


                        MORRIS, NICHOLS, ARSHT & TUNNELL
                                 P. O. Box 1347
                           Wilmington, Delaware 19899
                            Telephone: (302) 575-7213
                               Fax: (302) 658-3989

                                October 22, 2001


Hotchkis and Wiley Funds
725 South Figueroa Street, 39th Floor
Los Angeles, CA 90017-5439

               Re:    Hotchkis and Wiley Funds

Ladies and Gentlemen:

               We have acted as special Delaware counsel to Hotchkis and Wiley Funds, a Delaware business trust (the "Trust"), in connection with certain matters relating to the formation of the Trust. Capitalized terms used herein and not otherwise herein defined are used as defined in the Agreement and Declaration of the Trust dated as of July 23, 2001 (the "Governing Instrument").

               We understand that, pursuant to an Agreement and Plan of Reorganization (the "Plan") to be entered into by Mercury HW Funds, a Massachusetts business trust ("Mercury"), on behalf of its Mercury HW Large Cap Value Fund, Mercury HW Mid-Cap Value Fund, Mercury HW Small Cap Value Fund and Mercury HW Equity Fund for Insurance Companies, each a series of Mercury (collectively, the "Acquired Funds"), and the Trust on behalf of its Hotchkis and Wiley Large Cap Value Fund, Hotchkis and Wiley Mid-Cap Value Fund, Hotchkis and Wiley Small Cap Value Fund and Hotchkis and Wiley Equity Fund for Insurance Companies, each a series of the Trust (collectively, the "Acquiring Funds"), and subject to the conditions set forth therein, Shares of the Acquiring Funds will be distributed to shareholders of the Acquired Funds in connection with the reorganization and termination of the Acquired Funds. The Shares of the Acquiring Funds to be issued pursuant to the Plan are referred to herein as the "Acquiring Funds Shares."

               In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of Delaware (the "State Office") on July 24, 2001; the Governing Instrument; the Unanimous Written Consent of the Board of Trustees dated as of July 25, 2001; the Unanimous Written Consent of the Board of Trustees dated as of August 30, 2001; the Unanimous Written Consent of the Board of Trustees dated as of September 11, 2001; the Minutes of the Board of Trustees of the Trust prepared for adoption at a meeting held on


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Hotchkis and Wiley Funds
October 22, 2001
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September 11, 2001; the Plan; the By-laws of the Trust (the "By-laws"); the
Trust's Registration Statement under the Securities Act of 1933 on Form N-14 as filed with the Securities and Exchange Commission on August 31, 2001 (the "Registration Statement" and, together with the Governing Instrument, the Plan, the By-laws and all of the foregoing actions by the Trustees of the Trust, the "Operative Documents"); and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for the purpose of this opinion: (i) the due authorization, adoption, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced instruments, certificates and other documents (including the due adoption by the Trustees of all the foregoing consents, resolutions and other actions of the Trustees), and of all documents contemplated by either the Operative Documents or any applicable resolutions of the Trustees to be executed by investors desiring to become Shareholders; (ii) the transfer of the assets of the Acquired Funds, the satisfaction of all conditions precedent to the issuance of the Acquired Funds Shares pursuant to the Plan and compliance with the other terms, conditions and restrictions set forth in the Operative Documents and all applicable resolutions of the Trustees of the Trust in connection with the issuance of Shares (including, without limitation, the taking of all appropriate action by the Trustees to designate Series and Classes of Shares and the rights and preferences attributable thereto as contemplated by the Governing Instrument); (iii) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance, redemption or transfer of Shares; (iv) that no event has occurred subsequent to the filing of the Certificate, or will occur prior to issuance of the Acquiring Fund Shares, that would cause a termination or reorganization of the Trust or a Series or Class of the Trust under Section 2 or 3 of Article VIII of the Governing Instrument; (v) that the Trust became, prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940; (vi) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Business Trust Act, 12 Del. C. section 3801 et seq. (the "Delaware Act"); and (vii) that each of the documents examined by us is in full force and effect and has not been modified, supplemented or otherwise amended. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion with respect to, and we assume no responsibility for, any offering documentation relating to the Trust or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

               Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:


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Hotchkis and Wiley Funds
October 22, 2001
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               1. The Trust is a duly formed and validly existing business trust in good standing under the laws of the State of Delaware.

               2. The Acquiring Funds Shares, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Plan and the other Operative Documents, will constitute legally issued, fully paid and non-assessable Shares of beneficial interest in the Trust.

               With respect to the opinion expressed in paragraph 2 above, we note that, pursuant to Section 5 of Article IV of the Governing Instrument, the Trustees have the power to cause any Shareholder, or any Shareholder of a particular Series, to pay directly, in advance or arrears, for charges of the Trust's custodian or transfer, Shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

               We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as part of a pre-effective amendment to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as provided in this paragraph, the opinion set forth above is expressed solely for the benefit of the addressee hereof and may not be relied upon by any other person or entity for any purpose without our prior written consent. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and our review of the above-referenced documents and certificates and the application of Delaware law as the same exists on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

                                   Sincerely,

                                   MORRIS, NICHOLS, ARSHT & TUNNELL